UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2012

VIEWPOINT FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas		75075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 578-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On June 5, 2012, the Registrant’s subsidiary bank, ViewPoint Bank, N.A. (the “Bank”) and the Bank’s wholly-owned subsidiary, ViewPoint Bankers Mortgage, Inc. (“VPBM”), entered into a definitive agreement (the “Agreement”) with Highlands Residential Mortgage, Ltd. (“HRM”) to sell substantially all of the assets of VPBM to HRM, subject to certain closing conditions. The terms of the Agreement provide for HRM to, subject to certain conditions contained in the Agreement, (i) purchase VPBM’s loan pipeline and all of VPBM’s existing construction loan portfolio, together with certain furniture, fixtures and equipment, (ii) assume substantially all of VPBM’s loan production office leases and its equipment leases, (iii) hire no less than 95% of the current VPBM employees and satisfactorily release VPBM from certain employment contracts, and (iv) make additional earn out payments to VPBM. Following completion of the sale, the Agreement provides an opportunity for the Bank to partner with HRM to continue providing the Bank’s customers with residential mortgage services. The Bank will continue to serve its mortgage banking company customers through its Warehouse Purchase Program.

The transaction is expected to close in the third quarter of 2012. As a result of the execution of the Agreement, the Bank estimates that it will write off approximately $818,000 of goodwill associated with VPBM, as well as the remaining fixed assets of VPBM not acquired by HRM. These charges are expected to be recognized in the second quarter of 2012.

When used in filings by the Securities and Exchange Commission (the “SEC”), in the Registrant’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Registrant’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Registrant’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; unforeseen difficulties the parties may experience in completing the transaction as currently contemplated, including a material adverse change in the business or a failure to meet closing conditions, and other factors set forth under Risk Factors in the Registrant’s Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Registrant’s financial performance and could cause the Registrant’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Registrant does not undertake—and specifically declines any obligation—to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: June 7, 2012	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President and Chief Financial Officer

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